Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McDonald’s Corporation 2012 Omnibus Stock Ownership Plan of our reports dated February 25, 2013, with respect to the consolidated financial statements of McDonald’s Corporation and the effectiveness of internal control over financial reporting of McDonald’s Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

December 18, 2013